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                                                                   EXHIBIT 10.18

                                  AMENDMENT TO

                              EMPLOYMENT AGREEMENT


     AGREEMENT, made as of this 10th day of June, 1998, by and among MANOR CARE, INC., a Delaware corporation (the "Company"), HEALTH CARE AND RETIREMENT CORPORATION, a Delaware corporation ("HCR"), and JAMES H. REMPE (the "Employee").

                               W I T N E S S E T H

     WHEREAS, the Employee and the Company entered into an Employment Agreement dated as of October 27, 1997 (the "Employment Agreement"); and

     WHEREAS, HCR and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company will become a wholly-owned subsidiary of HCR; and

     WHEREAS, the Boards of Directors of HCR and the Company have approved the Employment Agreement as amended by this Agreement; and

     WHEREAS, the Employee is willing, for the consideration provided, to continue in the employment of the Company pursuant to the terms and conditions of the Employment Agreement as amended by this Agreement;
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     NOW, THEREFORE, the parties, intending to be legally bound, agree to amend the Employment Agreement as follows:

     1. Section 1 of the Employment Agreement is amended by adding at the end thereof the following:

     "HCR shall cause the Company to satisfy its obligations under this Agreement; provided, however, that HCR shall have no obligations or liabilities under this Agreement if the transactions contemplated by the Merger Agreement are not consummated."


     2. A new subsection (g) is added at the end of Section 4 of the Employment Agreement to read as follows:

          "(g) Stay Bonus. If the Employee remains in employment with the Company until December 31, 1998, the Employee shall be entitled to receive within 30 days thereafter in a lump sum a special bonus in an amount equal to the sum of (i) his annual rate of base salary on December 31, 1998, (ii) the maximum bonus that the Employee could receive under the Company's annual bonus program for the Company's fiscal year ending May 31, 1999, and
     (iii) the Employee's car allowance for the Company's fiscal year ending May 31, 1999. Except as otherwise provided in Section 13(k), such special bonus shall not be payable to the Employee if his employment with the Company terminates for any reason prior to December 31, 1998."

     3. Section 13 of the Employment Agreement is amended by adding at the end thereof the following subsections (j) and (k):

          "(j) If the Employee's employment with the Company terminates under circumstances entitling the Employee to benefits pursuant to this Section 13 and
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     the date of such termination of employment is before June 9, 2001, the following special provisions shall apply:

          (i) The severance benefit described in subsection (c) of this Section 13 shall be the greater of the severance benefit determined pursuant to said subsection (c) or an amount equal to two times the sum of (i) his highest annual rate of base salary at any time preceding his termination of employment, (ii) the maximum bonus that the Employee could have received under the Company's annual bonus program for the fiscal year in which his employment terminates or, if greater, the Employee's highest bonus for any of the three fiscal years preceding his termination of employment, and (iii) the Employee's highest car allowance at any time preceding his termination of employment.

          (ii) The Employee shall remain covered by the welfare plans that covered him immediately prior to his termination of employment for the greater of the period described in subsection (e) of this
               Section 13 or for a period of two years.

          (iii)The credit to the Employee's Company Contribution Account pursuant to the first sentence of subsection (h) of this Section 13 shall be the greater of the credit so determined pursuant to the first sentence of said subsection (h) or the product of (i) 12% and (ii) the Employee's highest annual rate of base salary at any time preceding his termination of employment.
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                                      -4-

          "(k) If the Employee's termination of employment occurs prior to December 31, 1998, the Employee shall be entitled to receive a special bonus equal to the sum of (i) his annual rate of base salary immediately preceding his termination of employment, (ii) the maximum bonus that the Employee could have received under the Company's annual bonus program for the fiscal year in which his employment terminates, and (iii) the greater of the Employee's car allowance for the Company's fiscal year ending May 31, 1999 or for the fiscal year in which his employment terminates. Such special bonus shall be paid in a lump sum within 30 days after the date of such termination of employment."

     Except as amended by this Agreement, the Employment Agreement shall remain in full force and effect.
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     IN WITNESS WHEREOF, the parties have executed this Agreement on the 10th day of June, 1998.

EMPLOYEE:                              MANOR CARE, INC.


______________________                 By:____________________________________
James H. Rempe

                      ATTEST:



                      By:____________________________________


                      HEALTH CARE AND RETIREMENT CORPORATION


                      By:____________________________________


                      ATTEST:


                      By:____________________________________